                                                                   EXHIBIT 23(c)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of SouthTrust Corporation of our report dated February
10, 2000 relating to the financial statements for the years ended December 31, 1999 and 1998, which appears in CENIT Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Other Experts and Counsel" in such Registration Statement.



                                       /s/ PricwaterhouseCoopers LLP

June 28, 2001
Virginia Beach, Virginia